UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2009
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	86-1127046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14205 SE 36th St. Suite 100, Bellevue Washington	98006
(Address of principal executive offices)	(Zip Code)

(425) 519-3659
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

In 2006 and 2007, the Company paid a total of $25,000 and $90,000, respectively, on the execution of an intellectual property licensing agreement with U.S. Department of Veterans Affairs (VA) (the “Agreement”).  The Agreement relates to certain patents pending and contains royalty payment arrangements as well as funding guarantees.  On or about February 5, 2009, the Company received notice from the VA that it was terminating its agreement with the Company.  In response, on February 10, 2009, the Company disputed the VA’s asserted basis and right to terminate the Agreement on the grounds that the VA had committed a material breach of the Agreement by, among other things,  providing incomplete data on which the patents were filed.

Due to the uncertainty of the recoverability of the licenses and patents pending related to the VA intellectual property, the Company recorded an impairment loss in its financial statements, effective July 1, 2008, for the full carrying amount.

Attached hereto as Exhibits 99.1 and 99.2 are letters regarding the termination of this agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1

Termination Letter

99.2

Response Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCYTE GENETICS CORPORATION
Date: August 28, 2009.	_______________________________________ Name: John M. Fluke Title: Interim Principal Executive Officer